UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015

Bimini Capital Management, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Due to the growth of its investment advisory business during 2015, in December 2015 the Board of Directors (the “Board”) of Bimini Capital Management, Inc., a Maryland corporation (the “Company”), conducted an evaluation of the Company’s assets and business to determine whether the Company qualified to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. As part of this evaluation, the Company engaged ValueScope, Inc. to provide the Board with a valuation of Bimini Advisors, Inc. (“Advisors”), which conducts the Company’s investment advisory business. Advisors is one of the Company’s taxable REIT subsidiaries (“TRSs”). Based on this evaluation, the Board concluded that the valuation of Advisors relative to the Company’s total assets exceeded 25% as of September 30, 2015, with the value of Advisors likely to increase in the future. To satisfy the REIT requirements, the value of the securities of the Company’s TRSs relative to the Company’s total assets cannot exceed 25% at the end of any calendar quarter. As a result, the Company did not satisfy this REIT test as of September 30, 2015, although certain saving clauses may be applicable.

As of December 31, 2014, the Company had approximately $17 million of net operating loss carryforwards (“NOLs”), and the Company’s wholly owned subsidiary, MortCo TRS, LLC (“MortCo”), had approximately $263 million of NOLs. These NOLs can, subject to the discussion below regarding an “ownership change,” be used by the Company and MortCo to reduce their federal income tax liabilities. By filing a consolidated federal income tax return and completing certain internal restructurings, these NOLs can also be used to offset income from Advisors. Because Advisors is a C-corporation, if the Company was a REIT for 2015 it would have been responsible for federal income taxes and would have paid additional taxes in the future if the income of Advisors’ investment advisory business continues to grow. Because the Company no longer satisfies the REIT test described above and to reduce the amount of taxes to be paid by Advisors and the Company, the Company completed certain internal restructurings in order to maximize its ability to take advantage of the NOLs. As a result, the Company does not anticipate that it or its subsidiaries, including Advisors, will incur a significant federal income tax liability for the foreseeable future.

In order to protect against a possible limitation on the Company’s ability under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), to use its and its subsidiaries’ NOLs to reduce potential future federal income tax obligations, on December 21, 2015 the Board adopted a rights agreement and declared a distribution of one preferred stock purchase right (“Right”) for each outstanding share of the Company’s Class A common stock, par value $0.001 per share (“Class A common stock”), Class B common stock, par value $0.001 per share (“Class B common stock”), and Class C common stock, par value $0.001 per share (“Class C common stock”). The distribution is payable to stockholders of record as of the close of business on December 21, 2015.

The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Plan”) dated December 21, 2015, by and between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent. No stockholder approval is required for adoption of the Rights Plan. However, the Company plans to submit the Rights Plan to its stockholders for approval before June 30, 2016. The ability to use these NOLs would be limited if there was an “ownership change” under Section 382 of the Code. This would occur if stockholders owning (or deemed under Section 382 to own) 5% or more of the Company’s stock increase their collective ownership of the aggregate amount of outstanding shares of the Company by more than 50 percentage points over a defined period of time. The Rights Plan was adopted to reduce the likelihood of an “ownership change” occurring as defined by Section 382 of the Code.

The Rights Plan is intended to act as a deterrent to any person or group acquiring 4.9% or more of the Company’s outstanding Class A common stock (an “Acquiring Person”) without the approval of the

Board. Stockholders who own 4.9% or more of the Company’s outstanding Class A common stock as of the close of business on December 21, 2015 will not trigger the Rights Plan so long as they do not (i) acquire any additional shares of Class A common stock or (ii) fall under 4.9% ownership of Class A common stock and then re-acquire additional shares so that they own 4.9% or more of the Class A common stock. The Rights Plan does not exempt any future acquisitions of Class A common stock by such persons. Any Rights held by an Acquiring Person are void and may not be exercised. No Person shall be an Acquiring Person unless the Board shall have affirmatively determined, in its sole and absolute discretion, within ten (10) business days (or such later time as the Board may determine) after such person has otherwise met the requirements of becoming an Acquiring Person, that such person shall be an Acquiring Person.

The Rights. The Board authorized the issuance of one Right per each outstanding share of the Company’s Class A common stock, Class B common stock and Class C common stock payable to stockholders of record as of the close of business on December 21, 2015. Subject to the terms, provisions and conditions of the Rights Plan, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one ten-thousandth of a share of Series A Preferred Stock (as defined below) for a purchase price of $4.76, subject to adjustment in accordance with the terms of the Rights Plan (the “Purchase Price”). If issued, each fractional share of Series A Preferred Stock would give the stockholder approximately the same distribution, voting and liquidation rights as does one share of the Company’s Class A common stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including without limitation any distribution, voting or liquidation rights.

Exercisability. The Rights will generally not be exercisable until the earlier of (i) 10 business days after a public announcement by the Company that a person or group has become an Acquiring Person and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group for 4.9% or more of the Class A common stock.

The date that the Rights may first become exercisable is referred to as the “Distribution Date.” Until the Distribution Date, the Class A common stock, Class B common stock and Class C common stock certificates will represent the Rights and will contain a notation to that effect. Any transfer of shares of Class A common stock, Class B common stock and/or Class C common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights may be transferred other than in connection with the transfer of the underlying shares of Class A common stock, Class B common stock or Class C common stock.

After the Distribution Date and following a determination by the Board that a person is an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of Class A common stock, Class B common stock or Class C common stock, as the case may be, having a market value of two times the Purchase Price (or, at our option, shares of Series A Preferred Stock or other consideration as provided in the Rights Plan).

Exchange. After the Distribution Date and following a determination by the Board that a person or group is an Acquiring Person, the Board may exchange the Rights (other than Rights owned by such an Acquiring Person which will have become void), in whole or in part, at an exchange ratio of one share of Class A common stock, Class B common stock or Class C common stock, as the case may be, or a fractional share of Series A Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar Rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).

Expiration. The Rights and the Rights Plan will expire on the earliest of (i) December 21, 2025, (ii) the time at which the Rights are redeemed pursuant to the Rights Plan, (iii) the time at which the Rights are exchanged pursuant to the Rights Plan, (iv) the repeal of Section 382 of the Code or any successor statute if the Board determines that the Rights Plan is no longer necessary for the preservation of the applicable tax benefits, (v) the beginning of a taxable year of the Company to which the Board determines that no applicable tax benefits may be carried forward and (vi) the close of business on June 30, 2016 if approval of the Rights Plan by the Company’s stockholders has not been obtained.

Redemption. At any time prior to the time an Acquiring Person becomes such, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Anti-Dilution Provisions. The Board may adjust the Purchase Price, the number of shares of Series A Preferred Stock or other securities issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a forward or reverse stock split or a reclassification of the preferred shares or Class A common stock, Class B common stock or Class C Common Stock. No adjustments to the Purchase Price of less than 1% will be made.

Anti-Takeover Effects. While this was not the purpose of the Board when adopting the Rights Plan, the Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Board. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Company even if such acquisition may be favorable to the interests of the Company’s stockholders. Because the Board can redeem the Rights, the Rights should not interfere with a merger or other business combination approved by the Board.

Amendments. Before the Distribution Date, the Board may amend or supplement the Rights Plan without the consent of the holders of the Rights. After the Distribution Date, the Board may amend or supplement the Rights Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the Rights Plan, but only to the extent that those changes do not impair or adversely affect, in any material respect, any Rights holder and do not result in the Rights again becoming redeemable, and no such amendment may cause the Rights again to become redeemable or cause this Rights Plan again to become amendable other than in accordance with the applicable timing of the Rights Plan.

This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Plan and the exhibits thereto, filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” and “Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated herein by reference. The Rights Plan, specifying the terms of the Rights, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Prior to the adoption of the Rights Plan referenced in Item 1.01 above, the Board approved Articles Supplementary to the Company’s charter reclassifying and designating 1,800,000 shares of authorized but unissued Class A Redeemable Preferred Stock, par value $0.001 per share, of the Company (“Class A Preferred Stock”) and 2,000,000 shares of authorized but unissued Class B Redeemable Preferred Stock, par value $0.001 per share, of the Company (“Class B Preferred Stock”) into undesignated preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”). After giving effect to the reclassification and designation of the shares of Class A Preferred Stock and Class B Preferred Stock, the Company has authority to issue 10,000,000 shares of undesignated Preferred Stock and no shares of Class A Preferred Stock or Class B Preferred Stock. The Articles Supplementary were filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and became effective upon filing on December 21, 2015. The Articles Supplementary are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

In connection with the adoption of the Rights Plan referenced in Item 1.01 above, the Board approved Articles Supplementary to the Company’s charter creating a new series of Preferred Stock designated as Series A Junior Preferred Stock, par value $0.001 per share, of the Company (the “Series A Preferred Stock”). The Articles Supplementary were filed with the SDAT and became effective upon filing on December 21, 2015. The Articles Supplementary are attached hereto as Exhibit 3.2 and are incorporated herein by reference. The information set forth above under Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 21, 2015, the Company issued a press release announcing the adoption of the Rights Plan and other corporate changes, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Articles Supplementary, reclassifying shares of Class A Preferred Stock and Class B Preferred Stock into Preferred Stock.

3.2	Articles Supplementary, creating the Series A Preferred Stock.

4.1	Rights Plan, dated as of December 21, 2015, between the Company and Broadridge Corporate Issuer Solutions, Inc. (which includes the form of Articles Supplementary as Exhibit A, the form of Rights Certificate as Exhibit B and the form of Summary of Rights to Purchase Preferred Stock as Exhibit C).

99.1	Press Release issued by the Company on December 21, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIMINI CAPITAL MANAGEMENT, INC.

Date: December 21, 2015	By:	/s/ Robert E. Cauley
		Name:	Robert E. Cauley
		Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles Supplementary, reclassifying shares of Class A Preferred Stock and Class B Preferred Stock into Preferred Stock.

3.2	Articles Supplementary, creating the Series A Preferred Stock.

4.1	Rights Plan, dated as of December 21, 2015, between the Company and Broadridge Corporate Issuer Solutions, Inc. (which includes the form of Articles Supplementary as Exhibit A, the form of Rights Certificate as Exhibit B and the form of Summary of Rights to Purchase Preferred Stock as Exhibit C).

99.1	Press Release issued by the Company on December 21, 2015.